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                                                               Exhibit 5.1


                          [COOLEY GODWARD LETTERHEAD]

                               November 15, 1996

Avigen, Inc.
1201 Harbor Bay Parkway, #1000
Alameda, California 94502

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Avigen, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, covering the offering of a total of 243,905 shares of the Company's Common Stock with a par value of $0.001 (the "Shares"). Of such Shares, (i) 30,780 were issued by the Company in a private financing in 1994 and (ii) 213,125 are issuable upon the exercise of warrants issued by the Company in a private financing in 1996. All of the Shares are to be sold by certain stockholders as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By
            Alan C. Mendelson